PLEASE SIGN AND FAX TO: 775-322-5623

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(SIGNATURE)

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NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

NUMBER

SHARES

PLAYBUTTON

AUTHORIZED COMMON STOCK:
25,000,000 SHARES

PAR VALUE: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **Playbutton Corporation** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN OF THE BOARD

PLAYBUTTON CORPORATION
CORPORATE
Seal
DELAWARE

CHIEF EXECUTIVE OFFICER

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Nevada Agency and Transfer Company
50 West Liberty Street • Suite 880 • Reno Nevada 89501

Authorized Signature